      As filed with the Securities and Exchange Commission on September 25, 2000
                                                        Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                         VALUEVISION INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

                MINNESOTA                                41-1673770
     (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                Identification No.)

           6740 SHADY OAK ROAD                           55344-3433
         EDEN PRAIRIE, MINNESOTA                         (Zip Code)
              "www.vvtv.com"
 (Address of principal executive offices)

                   OPTION AGREEMENT DATED AS OF: JULY 28, 1999, BY AND BETWEEN THE REGISTRANT AND STUART GOLDFARB
                   OPTION AGREEMENT DATED AS OF: JULY 28, 1999, BY AND BETWEEN THE REGISTRANT AND STUART GOLDFARB
                  OPTION AGREEMENT DATED AS OF: OCTOBER 5, 1999, BY AND BETWEEN THE REGISTRANT AND MARK BILLITTERI
                   OPTION AGREEMENT DATED AS OF: OCTOBER 5, 1999, BY AND BETWEEN THE REGISTRANT AND MARY KRITTER
                  OPTION AGREEMENT DATED AS OF: SEPTEMBER 7, 1999, BY AND BETWEEN THE REGISTRANT AND TRISH MUELLER
                OPTION AGREEMENT DATED AS OF: OCTOBER 11, 1999, BY AND BETWEEN THE REGISTRANT AND ANTHONY GIOMBETTI
                  OPTION AGREEMENT DATED AS OF: OCTOBER 11, 1999, BY AND BETWEEN THE REGISTRANT AND BILL CAVANAUGH
                  OPTION AGREEMENT DATED AS OF: OCTOBER 19, 1999, BY AND BETWEEN THE REGISTRANT AND RICHARD BARNES
                 OPTION AGREEMENT DATED AS OF: OCTOBER 25, 1999, BY AND BETWEEN THE REGISTRANT AND MARNIE KITTELSON
                  OPTION AGREEMENT DATED AS OF: OCTOBER 26, 1999, BY AND BETWEEN THE REGISTRANT AND RICHARD BAUER
                    OPTION AGREEMENT DATED AS OF: OCTOBER 29, 1999, BY AND BETWEEN THE REGISTRANT AND TOM CLARK
                    OPTION AGREEMENT DATED AS OF: NOVEMBER 3, 1999, BY AND BETWEEN THE REGISTRANT AND MITCH COOK
                   OPTION AGREEMENT DATED AS OF: NOVEMBER 15, 1999, BY AND BETWEEN THE REGISTRANT AND GARY HEYER
                   OPTION AGREEMENT DATED AS OF: JANUARY 24, 2000, BY AND BETWEEN THE REGISTRANT AND MARRON MEYER
                 OPTION AGREEMENT DATED AS OF: APRIL 17, 2000, BY AND BETWEEN THE REGISTRANT AND SAM REINKENSMEYER
                    OPTION AGREEMENT DATED AS OF: APRIL 17, 2000, BY AND BETWEEN THE REGISTRANT AND MEENA PATEL
                 OPTION AGREEMENT DATED AS OF: APRIL 17, 2000, BY AND BETWEEN THE REGISTRANT AND STEPHANIE JOHNSON
                   OPTION AGREEMENT DATED AS OF: APRIL 17, 2000, BY AND BETWEEN THE REGISTRANT AND SARAH CASSERLY
                  OPTION AGREEMENT DATED AS OF: APRIL 17, 2000, BY AND BETWEEN THE REGISTRANT AND MARK ROSENSTEIN
                 OPTION AGREEMENT DATED AS OF: APRIL 17, 2000, BY AND BETWEEN THE REGISTRANT AND MELANIE TORGERSON
                    OPTION AGREEMENT DATED AS OF: APRIL 17, 2000, BY AND BETWEEN THE REGISTRANT AND LYN MUELLER
                  OPTION AGREEMENT DATED AS OF: APRIL 17, 2000, BY AND BETWEEN THE REGISTRANT AND KATHLEEN BORMANN
                    OPTION AGREEMENT DATED AS OF: APRIL 17, 2000, BY AND BETWEEN THE REGISTRANT AND JOAN RADTKE
                 OPTION AGREEMENT DATED AS OF: APRIL 17, 2000, BY AND BETWEEN THE REGISTRANT AND MONTGOMERY WAGEMAN
                    OPTION AGREEMENT DATED AS OF: APRIL 17, 2000, BY AND BETWEEN THE REGISTRANT AND JON MARSHALL
                    OPTION AGREEMENT DATED AS OF: APRIL 17, 2000, BY AND BETWEEN THE REGISTRANT AND MICHAEL SLY
                    OPTION AGREEMENT DATED AS OF: APRIL 17, 2000, BY AND BETWEEN THE REGISTRANT AND RYAN FISHER
                  OPTION AGREEMENT DATED AS OF: APRIL 17, 2000, BY AND BETWEEN THE REGISTRANT AND SUE ANN NEWBERG
                  OPTION AGREEMENT DATED AS OF: APRIL 17, 2000, BY AND BETWEEN THE REGISTRANT AND LESLIE AGERLAND
                   OPTION AGREEMENT DATED AS OF: APRIL 17, 2000, BY AND BETWEEN THE REGISTRANT AND MICHAEL SCULLY
                     OPTION AGREEMENT DATED AS OF: APRIL 18, 2000, BY AND BETWEEN THE REGISTRANT AND PAM COOPER
                  OPTION AGREEMENT DATED AS OF: APRIL 25, 2000, BY AND BETWEEN THE REGISTRANT AND NANCY LAMBRINOS
                    OPTION AGREEMENT DATED AS OF: MAY 1, 2000, BY AND BETWEEN THE REGISTRATION AND DAN EDMONSON
                   OPTION AGREEMENT DATED AS OF: MAY 1, 2000, BY AND BETWEEN THE REGISTRATION AND NATHAN E. FAGRE
                    OPTION AGREEMENT DATED AS OF: MAY 1, 2000, BY AND BETWEEN THE REGISTRATION AND KATHRYN SMITH
                    OPTION AGREEMENT DATED AS OF: MAY 1, 2000, BY AND BETWEEN THE REGISTRATION AND CHREE TAYLOR
                     OPTION AGREEMENT DATED AS OF: MAY 8, 2000, BY AND BETWEEN THE REGISTRATION AND LISA HOUDEK
                   OPTION AGREEMENT DATED AS OF: MAY 15, 2000, BY AND BETWEEN THE REGISTRATION AND FAITH HARTWAY
                  OPTION AGREEMENT DATED AS OF: MAY 24, 2000, BY AND BETWEEN THE REGISTRATION AND FRANK ELSENBAST
                    OPTION AGREEMENT DATED AS OF: JULY 31, 2000, BY AND BETWEEN THE REGISTRATION AND HOWARD FOX
                                                      (Full title of the plan)


                                 GENE MCCAFFERY
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               6740 SHADY OAK ROAD
                       EDEN PRAIRIE, MINNESOTA 55344-3433
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (952) 947-5200

                             ----------------------

                                   Copies to:

  Andrew G. Humphrey, Esq.                       Nathan E. Fagre, Esq.
     Faegre & Benson LLP               Senior Vice President and General Counsel
   2200 Wells Fargo Center                  ValueVision International, Inc.
Minneapolis, Minnesota 55402                      6740 Shady Oak Road
       (612) 336-3600                        Eden Prairie, Minnesota 55344
                                                     (952) 947-5298

                         CALCULATION OF REGISTRATION FEE

======================== ================== ======================= ======================= ========================
                                                                           Proposed
                                                   Proposed                Maximum
       Title of               Amount               Maximum                Aggregate                Amount of
     Securities to             to be            Offering price             Offering              Registration
     Be registered          registered          Per share (1)             Price (1)                   Fee
     Common Stock,
    $.01 par value
                               200,000          $24.000                      $4,800,000.00            $1,268
                               350,000          $24.000                      $8,400,000.00            $2,218
                                20,000          $25.375                        $507,500.00              $134
                                20,000          $25.375                        $507,500.00              $134
                                75,000          $23.812                      $1,785,900.00              $472
                                 2,500          $28.031                         $70,077.50               $19
                                10,000          $28.031                        $280,310.00               $74
                               200,000          $26.688                      $5,337,600.00            $1,410
                                10,000          $28.719                        $287,190.00               $76
                                 5,000          $28.750                        $143,750.00               $38
                                15,000          $32.680                        $490,200.00              $130
                                 5,000          $34.500                        $172,500.00               $46
                                 2,500          $37.500                         $93,750.00               $25
                                10,000          $42.125                        $421,250.00              $112
                                25,000          $19.625                        $490,625.00              $130
                                 5,000          $19.625                         $98,125.00               $26
                                10,000          $19.625                        $196,250.00               $52
                                10,000          $19.625                        $196,250.00               $52
                                10,000          $19.625                        $196,250.00               $52
                                10,000          $19.625                        $196,250.00               $52
                                50,000          $19.625                        $981,250.00              $260
                                 1,000          $19.625                         $19,625.00                $6
                                 2,000          $19.625                         $39,250.00               $11
                                 2,000          $19.625                         $39,250.00               $11
                                 2,000          $19.625                         $39,250.00               $11
                                 2,000          $19.625                         $39,250.00               $11
                                 2,000          $19.625                         $39,250.00               $11
                                25,000          $19.625                        $490,625.00              $130
                                10,000          $19.625                        $196,250.00               $52
                                 5,000          $19.625                         $98,125.00               $26
                                 2,000          $21.125                         $42,250.00               $12
                                 3,000          $19.875                         $59,625.00               $16
                                 2,000          $19.938                         $39,876.00               $11
                               200,000          $19.938                      $3,987,600.00            $1,053
                                 2,000          $19.938                         $39,876.00               $11
                                 3,000          $19.938                         $59,814.00               $16
                                 2,000          $25.313                         $50,626.00               $14
                                 1,000          $26.938                         $26,938.00               $ 8
                                 5,000          $24.750                        $123,750.00               $33
                               150,000          $14.375                      $2,156,250.00              $570


(1)      Option exercise price.

================================================================================

                         VALUEVISION INTERNATIONAL, INC.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents of ValueVision International, Inc. (the "Company") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are, as of their respective dates, incorporated herein by reference and made a part hereof:

                           (1) The Annual Report on Form 10-K of the Company for
                  the fiscal year ended January 31, 2000 filed pursuant to
                  Section 15(d) of the Exchange Act;

                           (2) All other reports filed pursuant to Section 13(a)
                  or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above; and

                           (3) The description of the Company's Common Stock
                  which is contained in the Registration Statement on Form 8-A (Registration No. 0-14709) dated May 22, 1992 under the Exchange Act and all amendments and reports filed for the purpose of updating such description.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all of the shares of Common Stock offered have been sold or that deregisters all shares of the Common Stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

         Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is subject to Minnesota Statutes Chapter 302A, the Minnesota Business Corporation Act (the "Corporation Act"). Section 302A.521 of the Corporation Act provides in substance that, unless prohibited by its articles of incorporation or bylaws, a corporation must indemnify an officer or director who is made or threatened to be made a party to a proceeding by reason of his official capacity against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person complained of in the proceeding, are (a) that such person has not been indemnified by another organization for the same judgments, penalties, fines, settlements and expenses; (b) that such person must have acted in good faith;
(c) that no improper personal benefit was obtained by such person and such person satisfied certain statutory conflicts of interest provisions, if applicable; (d) that in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) that such person must have acted in a manner he reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation. The determination as to eligibility for indemnification is made by the members of the corporation's board of directors or a committee of the board who are at the time not parties to the proceedings under consideration, by special legal counsel, by the shareholders who are not parties to the proceedings or by a court.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         Exhibit

         4.1 Sixth Amended and Restated Articles of Incorporation of the Company, as amended (incorporated herein by reference to the Company's Quarterly Report on Form 10-QSB, for the quarter ended August 31, 1994, filed on September 13, 1994.).

         4.2 Certificate of Designation of Series A Redeemable Convertible Preferred Stock (incorporated herein by reference to the Company's Current Report on Form 8-K dated April 15, 1999, filed on April 29, 1999).

         4.3 Amended and Restated Bylaws of the Company (incorporated herein by reference to the Company's Quarterly Report on Form 10-QSB, for the quarter ended August 31, 1994, filed on September 13, 1994.).

         5        Opinion of Faegre & Benson LLP, counsel for the Company.

         23.1 Consent of Faegre & Benson LLP (included in Exhibit 5 to this Registration Statement).

         23.2     Consent of Arthur Andersen LLP, Independent Public
                  Accountants.

         24 Powers of Attorney (included with signatures to this Registration Statement).

         99       Form of Option Agreement


ITEM 9.  UNDERTAKINGS.

A.       The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (i) To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the prospectus any facts
                  or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                                    (iii) To include any material information
                  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minneapolis, State of Minnesota on the 25th day of September, 2000.

                                        VALUEVISION INTERNATIONAL, INC.


                                        By  /s/ GENE MCCAFFERY
                                            ------------------------------------
                                            Gene McCaffery
                                            Chairman of the Board, President and
                                            Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of ValueVision International, Inc., hereby severally constitute Gene McCaffery, Richard Barnes or Nathan E. Fagre, and each of them singly, as true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below the registration statement filed herewith and any amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable ValueVision International, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 25th day of September, 2000 by the following persons in the capacities indicated:

                       NAME                                          TITLE
                       ----                                          -----
                                                     Chairman  of  the  Board,   President,
/s/      Gene McCaffery                              Chief Executive Officer and Director
----------------------------------------------------
Gene McCaffery
Principal Executive Officer

/s/      Richard Barnes                              Chief Financial Officer
----------------------------------------------------
Richard Barnes
Principal Financial and Accounting Officer

/s/      Marshall S. Geller                          Director
----------------------------------------------------
Marshall S. Geller

/s/      Robert J. Korkowski                         Director
----------------------------------------------------
Robert J. Korkowski

/s/      Paul D. Tosetti                             Director
----------------------------------------------------
Paul D. Tosetti

/s/      John Flannery                               Director
----------------------------------------------------
John Flannery

                                INDEX TO EXHIBITS

         Exhibit
         -------
         4.1      Sixth Amended and Restated Articles of Incorporation of the
                  Company, as amended (incorporated herein by reference to the
                  Company's Quarterly Report on Form 10-QSB, for the quarter ended August 31, 1994, filed on September 13, 1994).

         4.2      Certificate of Designation of Series A Redeemable Convertible
                  Preferred Stock (incorporated herein by reference to the Company's Current Report on Form 8-K dated April 15, 1999, filed on April 29, 1999).

         4.3 Amended and Restated By-Laws of the Company (incorporated herein by reference to the Company's Quarterly Report on Form
                  10-QSB, for the quarter ended August 31, 1994, filed on September 13, 1994).

         5        Opinion of Faegre & Benson LLP, counsel for the
                  Registrant...........................................................................Electronically Filed

         23.1     Consent  of  Faegre  &  Benson  LLP   (included   in
                  Exhibit 5 to this Registration Statement)............................................Electronically Filed

         23.2     Consent of Arthur  Andersen LLP,  Independent Public
                  Accountants..........................................................................Electronically Filed

         24       Powers of  Attorney  (included  with  signatures  to
                  this Registration Statement).........................................................Electronically Filed

         99       Form of Option Agreement.............................................................Electronically Filed
